UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 31, 2016

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2016, pursuant to resolutions of the Board of Directors of Xcel Brands, Inc. (the “Company”), the Company granted to the following executive officers (the “Executive Grantees”) of the Company the number of shares of restricted Common Stock of the Company (the “Restricted Stock”) and/or options to purchase shares of Common Stock (the “Options”) set forth opposite each person’s name:

Name	Number of Shares of Restricted Stock	Number of Options
Robert W. D’Loren	110,528	884,220
James F. Haran	23,684	189,468
Seth Burroughs	15,789	126,312
Giuseppe Falco	--	200,000

The Restricted Stock vests as to one-third of the shares on each of March 31, 2017, 2018 and 2019, provided, however, that the Executive Grantee may extend each vesting date one or more times, as to all or a portion of the shares, by six-month increments in his sole discretion. The Options vest as to one-third of the shares covered thereby on each of March 31, 2017, 2018 and 2019, and expire on March 31, 2021. The Options are exercisable at a price of $5.80 per share, the last sale price of the Company’s Common Stock on March 31, 2016.

The grants by the Company of Restricted Stock and Options were made pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”) and, as such, no consideration was paid therefor by the Executive Grantees. Each grant of Restricted Stock was made pursuant to a Restricted Stock Award Agreement and each Option was made pursuant to an Option Agreement, in each case, entered into by and between the Company and the respective Executive Grantee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC.

By:	/s/ James F. Haran
Name: James F. Haran
Title: Chief Financial Officer

Date: April 5, 2016